UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2017

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2017, the Compensation Committee of Wireless Telecom Group, Inc. (the “Company”) recommended, and the Board of Directors of the Company (the “Board”) approved an extension of the Executive Employment Agreement by and between the Company and Timothy Whelan, the Company’s Chief Executive Officer, for an additional four year term at a base annual salary of $325,000 and the issuance of an option to purchase 200,000 shares which will vest in sixteen equal quarterly installments over four years. For the calendar year ending December 31, 2017, in addition to his base salary, the Compensation Committee recommended, and the Board approved, a cash incentive award of up to $200,000 upon attainment of performance targets determined by the Compensation Committee (the “2017 Annual Cash Bonus”). The Compensation Committee (or the independent members of the Board) are also entitled to award the 2017 Annual Cash Bonus in an amount greater than $200,000 for performance that exceeds the established targets.

The Company and Mr. Whelan entered into an amendment to the Executive Employment Agreement reflecting the new terms.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 5, 2017, the Company held its 2017 annual general meeting of shareholders.

(b) A quorum was present with respect to each matter before the shareholders at the annual general meeting.

1. The following directors were elected to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified: Alan L. Bazaar, Joseph Garrity, Mitchell Herbets, Michael Millegan, Allan D.L. Weinstein and Timothy Whelan. Set forth below are the final voting results for each director:

Name	For	Against	Abstain	Broker Non-Votes
Alan L. Bazaar	8,174,099	0	587,593	6,824,354
Joseph Garrity	8,119,923	0	641,769	6,824,354
Mitchell Herbets	8,175,637	0	586,055	6,824,354
Michael Millegan	8,174,637	0	587,055	6,824,354
Allan D.L. Weinstein	8,175,627	0	586,065	6,824,354
Timothy Whelan	8,171,087	0	590,605	6,824,354

2. The shareholders ratified the selection of PKF O’Connor Davies, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017:

For	Against	Abstain	Broker non- Vote
14,552,618	828,630	204,798	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 9, 2017	By:	/s/ Timothy Whelan
Timothy Whelan
Chief Executive Officer and Director